Exhibit 99.1

BeiGene Announces Pricing of Approximately $2.08 Billion Registered Direct Offering

CAMBRIDGE, Mass. and BEIJING, China, July 12, 2020 – BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced the pricing of a registered direct offering of 145,838,979 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), to certain existing investors.

Each Ordinary Share is being sold for a purchase price of $14.2308 per share (equivalent to a price of $185 per American Depositary Share (“ADS”), resulting in gross proceeds of approximately $2.08 billion and net proceeds, after estimated offering expenses, of $2.07 billion. The offering is being made without an underwriter or a placement agent and as a result the Company will not be paying any underwriting discounts in connection with this offering.

The offering is expected to close on or about July 15, 2020, subject to customary closing conditions. BeiGene intends to use the net proceeds from the offering for working capital and other general corporate purposes, as disclosed in further detail in the prospectus supplement to be filed in connection with the offering.

The Ordinary Shares were offered pursuant to an automatically effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2020. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

Credit Suisse is acting as corporate finance advisor to the pricing committee of the Board of Directors of BeiGene in connection with this offering. Goodwin Procter LLP is acting as legal counsel to BeiGene in connection with this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Ordinary Shares, nor shall there be any sale of the Ordinary Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,100+ employees in China, the United States, Australia, and Europe are committed to expediting the development of a diverse pipeline of novel therapeutics for cancer. We currently market two internally-discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

www.beigene.com	1

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including BeiGene’s current intentions, expectations or beliefs regarding the offering of Ordinary Shares, including its expectations regarding closing of the offering, and BeiGene’s plan to market additional oncology products in China. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. BeiGene does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Investor Contact	Media Contact

Craig West	Liza Heapes or Vivian Ni

+1 857-302-5189	+1 857-302-5663 or +1 857-302-7596

ir@beigene.com	media@beigene.com

www.beigene.com	2